Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form F-3 No. 333-195009) and the related Prospectus of Empresa Nacional de Electricidad S.A. (“Endesa-Chile”) of our reports dated April 25, 2016 and January 27, 2015, with respect to the consolidated financial statements of Emgesa S.A. E.S.P. and subsidiaries, included in this Annual Report (Form 20-F) for the year ended December 31, 2015.

/s/ Ernst & Young Audit S.A.S.

Ernst & Young Audit S.A.S.

Bogotá, Colombia

April 29, 2016